ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”), is entered into on this 11th day of September, 2018 (“Effective Date”), by and between First Choice International Company, Inc., a Delaware corporation (the “Assignor”), and Hudson Bay Master Fund (the “Assignee”) and MagneGas Corporation, a Delaware corporation (“Company”). The Assignor, Assignee and Company are individually referred to herein as a “party” and collectively as the “parties”.

RECITALS:

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of August 28, 2018, among Assignor and the Company (the “August SPA”).

WHEREAS, Assignee entered into a securities purchase agreement with the Company, dated June 7, 2017 (“June 2017 SPA”). Under the June 2017 SPA, the Assignee has a right to participate as an investor in all subsequent placements of Company securities.

WHEREAS, the Assignee has exercised its participation rights under the June 2017 SPA and desires to participate in the August SPA subsequent placement.

WHEREAS, the Assignor desires to transfer and assign a portion of the Assignor’s rights and obligations under the August SPA to the Assignee as set forth below

NOW, THEREFORE, in consideration of the participation rights under the June 2017 SPA and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby assigns to the Assignee, and the Assignee hereby assumes from the Assignor, without recourse, on the date hereof, 25% of its right, title and interest in and to the August SPA.

2. Representations and Warranties.

a. Each of the parties represents and warrants to the other that (i) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its organizational documents or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

b. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

c. The Company further represents and warrants to the Assignee that (i) each of its representations and warranties set forth in the August SPA are true and correct as of the Effective Date hereof and (ii) the terms and conditions of this Agreement do not constitute material non-public information regarding the Company.

3. Effect of Assignment. Upon the Effective Date hereof, (i) the Assignee shall become an investor, with all the rights and obligations as an investor being assigned under the August SPA, (ii) the Assignor, to the extent of the assignment provided for herein, shall be released from its rights and obligations under the August SPA and (iii) the Assignor shall release the Company from any of its obligations owed to Assignor under the August SPA.

4. Waiver by Assignee. The Assignee hereby waives, solely with respect to the August SPA, any failure by the Company to comply with the notice requirements set forth in Section 4(o) of the June 2017 SPA.

5. Waiver by Company. The Company hereby waives Section 8 “Indemnification” of the “form of” Subscription Agreement attached as Exhibit A to the August SPA. The Company and the Assignee agree that in the event of any conflict between any provision of the August SPA and Recital B of any Subscription Agreement, then Recital B of the Subscription Agreement shall control.

6. Correction of Scribner’s Error. The parties hereto desire to correct a drafting error Section 1(c)(i) of the Common Stock Purchase Warrant which improperly stated the “Warrant Share Delivery Date” (as defined therein) was three (3) days from the date of the Company’s receipt of a Notice of Exercise (as defined therein), when the correct timing is two (2) trading days.

7. Revised Closing. The Company and the Assignee agree that the Initial Closing Date referenced in the August SPA shall be revised to September 11, 2018.

8. Miscellaneous.

a. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

b. This Agreement embodies the entire agreement and understanding between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings between the Assignor and the Assignee with respect to the subject matter hereof.

c. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

d. Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

e. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, except that neither party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party.

f. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ASSIGNOR:

FIRST CHOICE INTERNATIONAL COMPANY, INC.

By:	/s/ Mark Peikin
Name:	Mark Peikin
Title:	CEO

ASSIGNEE:

HUDSON BAY MASTER FUND

By:	/s/ George Antonopoulos
Name:	George Antonopoulos
Title:	Director

COMPANY:

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name:	Ermanno Santilli
Title:	CEO

EXHIBIT A

“August SPA”

[Attached]